UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

BioStem Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-42292	27-0400416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2836 Center Port Circle
Pompano Beach, Florida		33064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (954) 380-8342

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BSEM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 29, 2026, BioStem Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company issued and sold in a private placement (the “Private Placement”) an aggregate of 735,296 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.08 per share, together with (i) Series A warrants to purchase up to 735,296 shares of Common Stock (the “Series A Warrants”) and (ii) Series B warrants to purchase up to 735,296 shares of Common Stock (the “Series B Warrants and, together with the Series A Warrants, the “Common Warrants”), each Common Warrant having an exercise price of $3.83 per share. The aggregate gross proceeds to the Company from the Private Placement are approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by the Company.

The Private Placement closed on September 30, 2026. The Company currently intends to use the net proceeds primarily for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, each Common Warrant is exercisable immediately upon issuance. The Series A Warrants have a term of five (5) years from the Effective Date (as defined in the Purchase Agreement), and the Series B Warrants have a term of twenty-four (24) months from the Effective Date. In addition, pursuant to the Purchase Agreement, the Company has agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, for a period of 30 days following the Effective Date, subject to certain customary exceptions. In addition, the Purchase Agreement provides that for a period of six months following the Effective Date, the Company will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement, subject to certain customary exceptions.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Common Warrants are subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the Common Stock. A holder (together with its affiliates) of the Common Warrants, will not be entitled to exercise any portion of any Common Warrants, which, upon giving effect to such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election of the holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, subject to such holder’s rights under the Common Warrants to increase or decrease such percentage to another percentage not in excess of 9.99% upon notice from such holder to the Company (at least 61 days’ prior notice in the case of an increase).

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

H.C. Wainwright & Co., LLC (the “Placement Agent”) served as the exclusive placement agent for the Company in connection with the Private Placement pursuant to an engagement letter between the Company and the Placement Agent, pursuant to which the Placement Agent agreed to serve on a reasonable best efforts basis in connection with the Private Placement. The Company agreed to issue to the Placement Agent or its designees warrants to purchase up to 18,382 shares of Common Stock in substantially the same form as the Common Warrants, except that the exercise price thereunder is $6.12 per share (the “Placement Agent Warrants”). The Company paid the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received in the Private Placement and reimbursed certain expenses incurred by the Placement Agent in connection with the Private Placement.

Registration Rights Agreement

On September 29, 2026, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement under the Securities Act with the Securities and Exchange Commission (the “SEC”), covering the resale of the Shares and the shares of Common Stock underlying the Common Warrants no later than 30 calendar days following the date of the Registration Rights Agreement, and to use reasonable best efforts to have the registration statement declared effective by 45 calendar days following the date of the Registration Rights Agreement, and in any event no later than 75 calendar days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC (the “Effectiveness Date”).

The foregoing description of the terms and conditions of the Purchase Agreement, Registration Rights Agreement and Common Warrants is only a summary and is qualified in its entirety by the full text of the form of Purchase Agreement, form of Registration Rights Agreement and form of Common Warrants, copies of which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Shares and Common Warrants were issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to an accredited investor.

This Current Report on Form 8-K will not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor will there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure.

On September 30, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

As previously disclosed, on January 21, 2026, the Company completed the acquisition of certain assets comprising the surgical and wound care business of BioTissue Holdings, Inc. (“BioTissue”) pursuant to an Asset Purchase Agreement. Under that agreement, the Company is obligated to pay BioTissue $10.0 million (the “Clearance Payment”) upon BioTissue's receipt of 510(k) clearance of the Catalyze product, an FDA-cleared advanced wound care device. BioTissue received such clearance in June 2026, and, pursuant to Amendment No. 1 to the Asset Purchase Agreement, the Clearance Payment was due by September 15, 2026.

As of the date of this Current Report on Form 8-K, the Clearance Payment has not been made. The Company is in ongoing discussions with BioTissue regarding the timing and terms of the Clearance Payment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Common Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated September 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioStem Technologies, Inc.

Date:	September 30, 2026	By:	/s/ Jason Matuszewski
Jason Matuszewski Chief Executive Officer